UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2015

Marriott Vacations Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35219	45-2598330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 206-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes to Chief Executive Officer Compensation

On February 12, 2015, the Compensation Policy Committee of the Board of Directors of Marriott Vacations Worldwide Corporation (the “Company”) approved the following changes to the compensation of Stephen P. Weisz, the Company’s President and Chief Executive Officer, all of which are effective as of the beginning of the Company’s 2015 fiscal year on January 3, 2015:

•	Mr. Weisz’s annual base salary was increased from $775,000 to $800,000;

•	Mr. Weisz’s target bonus amount under the bonus plan applicable to the Company’s executive officers was increased from 100% to 120% of his annual base salary and his maximum bonus amount under that plan was increased from 200% to 240% of his annual base salary; and

•	The value of Mr. Weisz’s annual equity award was increased to $2.7 million from $2.1 million; 45 percent of the award consists of performance-based stock units, 30 percent consists of stock appreciation rights, and 25 percent consists of restricted stock units (compared to 30 percent, 30 percent and 40 percent, respectively, for 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: February 18, 2015	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial Officer

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